As Filed with the Securities and Exchange Commission on October 28, 1994

                                Registration No. 33-55051


            SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C.  20549


                      AMENDMENT NO. 2
                            to
                         FORM S-3
                  REGISTRATION STATEMENT
                          UNDER
                THE SECURITIES ACT OF 1933


                   THE GILLETTE COMPANY
  (Exact name of registrant as specified in its charter)

 Delaware                             04-1366970
(State or other jurisdiction       (I.R.S. Employer
incorporation or organization)  Identification Number)

                Prudential Tower Building
                    Boston, MA  02199
                      (617) 421-7000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

                    Jill C. Richardson
                        Secretary
                   The Gillette Company
                Prudential Tower Building
               Boston, Massachusetts  02199
                      (617) 421-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies to:

           Joseph E. Mullaney, Esq.
             The Gillette Company
         Prudential Tower Building
        Boston, Massachusetts  02199
                      (617) 421-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effectiveness of the Registration Statement.


     If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.


    If any of the securities being registered on thisForm are to be offered on a delayed or continuous basispursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
following box.   XX

                     _____________________

    The Registrant hereby amends this Registration
Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



            Subject to Completion, dated October 28, 1994


                           PROSPECTUS

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE
SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR
SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   THE GILLETTE COMPANY

                     3,317,440 Shares
                       Common Stock


     This prospectus covers up to 3,317,440 shares of common stock, par value $1.00 per share (the "Common
Stock") of The Gillette Company which are being offered from time to time in connection with the Company's Employee Stock Ownership Plan ("ESOP") and related trust.

     This prospectus also covers such additional shares as may be issuable under the Plan in the event that the outstanding Common Stock of the Company is changed or exchanged, by declaration of a stock dividend, stock split or combination of shares, recapitalization or other capital change.

     The Common Stock is traded on the New York Stock Exchange and the Boston, Midwest, Pacific, London, Frankfurt and Zurich Exchanges.

     The Company established the ESOP in 1990 and funded the related trust with 165,872 shares of Series C
Preferred Stock (the "Series C Stock"). Each share of Series C Stock is convertible into 20 shares of the Common Stock of the Company, subject to adjustment for certain stock issuances. Since September 30, 1990, Series C Stock has been allocated quarterly to the accounts of eligible employees, generally on the basis of an equal amount per participant.
In general, regular U.S. employees participate in the ESOP after completing one year of service with the Company. At retirement or other termination of employment, assuming the employee has satisfied certain vesting criteria, the employee is entitled to a distribution from the ESOP in the form of shares of Common Stock or, at the employee's election, cash. For a more detailed description of how the plan operates, see "Description of ESOP Plan."

     At the time the Company established the ESOP, the Company adopted a new policy regarding payment of retiree health care benefits. To the extent any employee who had been employed before July 1, 1990 chooses to participate in the Company's retiree health program, he or she would have to agree to apply all amounts held in his or her ESOP to pay the Company's share of the employee's health insurance premiums, and would direct that the payment of proceeds of periodic distributions from the ESOP be made directly to the Company for the same purpose.
After the employee's ESOP account is depleted, the Company would assume payment of the Company's share of the employee's premiums from is own assets. Employees hired on or after that date would be responsible for the full amount of the premiums for which their ESOP accounts will provide a source of funds and, after their ESOP account is depleted, the employees must arrange for payment from other sources.

     Participation in the retiree health program is completely voluntary. Non-participants are entitled to receive distributions from the ESOP at retirement or other termination of employment. However, if an employee wants to participate in the retiree health program, the amounts in the employee's ESOP account must be used solely for that purpose. The retiree may at any time discontinue participation in the program and elect to receive amounts remaining in his or her ESOP account in cash or shares of Common Stock.

     To the extent that the sales pursuant to this plan may be deemed to benefit the Company, the Company has filed a registration statement of which this Prospectus is a part.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
             ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY
                SUPPLEMENT HERETO.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.






      The date of this Prospectus is        , 1994.



                  AVAILABLE INFORMATION
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500
West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained by mail at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements, and other information can be inspected at the offices of the New
York Stock Exchange, 20 Broad Street, New York, New York;
the Boston Stock Exchange, 1 Boston Place, Boston,
Massachusetts; the Midwest Stock Exchange Incorporated,
One Financial Plaza, 440 South LaSalle Street, Chicago,
Illinois; and the Pacific Stock Exchange, 301 Pine
Street, San Francisco, California.

           The Company has filed with the Commission a registration statement on Form S-3 with respect to the securities offered hereunder (which, together with all amendments and exhibits, is herein referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents previously filed by the Company with the Commission (File No. I-922) are incorporated by reference in this Prospectus:

           1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

           2.  The Company's Quarterly Reports on Form
10-Q for the quarters ended March 31, 1994 and June 30, 1994.

           3. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

           4. The Company's Current Report on Form 8-K dated January 10, 1994.

           5. The Company's Current Report on Form 8-K dated December 30, 1985, as amended by the Company's Form 8 dated January 18, 1990.

           All documents filed by the Company pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

           Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Investor Relations Department, The
Gillette Company, Prudential Tower Building, Boston,
Massachusetts 02199, telephone:  (617) 421-7000.


                       THE COMPANY

    The Company's businesses range across several industry segments, including blades and razors, toiletries and cosmetics, stationery products, electric shavers, small household appliances, personal care appliances, oral care appliances and preventive dentistry products. The Company is the world leader in blades and razors. The Company holds a major position in North America in sales of toiletries and is the world's top seller of writing instruments. Braun is the number one marketer of electric shavers in Germany and is among the leaders in Europe, North America and Japan. Oral-B is among the top sellers of toothbrushes in the United States and several international markets.

           The Company is divided into four operating units: the North Atlantic Group; the International
Group; the Diversified Group and the Stationery Products Group. The North Atlantic Group manufactures and markets the Company's shaving and personal care products in North
America and Western Europe. The International Group produces and sells the Company's shaving, personal care and stationery products outside North America and Western
Europe. The Diversified Group represents the Company's nontraditional lines and consists of Braun, Oral-B and Jafra, each organized on a worldwide product line basis. The Stationery Products Group manufactures and markets the Company's stationery products in North America and Western Europe.

           The Company was incorporated under the laws of the State of Delaware in 1917 as the successor of a Massachusetts corporation incorporated in 1912 which corporation was the successor of a Maine corporation organized in 1901 by King C. Gillette, inventor of the safety razor. The principal office of the Company is located at Prudential Tower Building, Boston, Massachusetts 02199, and its telephone number is (617)421-7000.

               DESCRIPTION OF CAPITAL STOCK

       The authorized capital stock of the Company consists of 580,000,000 shares of Common Stock, $1.00 par value, and 5,000,000 shares of preferred stock, without par value.

Common Stock
           Subject to the preferences of any outstanding preferred stock, the holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors and paid by the Company. The holders of Common
Stock are entitled to one vote per share and to share ratably, after provision for payment of creditors and for any payments to which the holders of any outstanding preferred stock may be entitled, in the assets of the Company in the event of any liquidation, dissolution or winding-up of the Company. There is no cumulative voting. Other than the Rights referred to below, holders of Common Stock have no preemptive or other subscription rights, and there are no conversion, redemption or sinking fund provisions applicable thereto. The Board of Directors is authorized to issue from time to time all of the authorized and unissued shares of Common Stock.

Preferred Stock

           The Board of Directors is authorized to fix the terms of one or more series of the class of preferred stock and to issue from time to time any or all of the authorized and unissued shares of preferred stock.
Issues of preferred stock may limit or qualify the rights of holders of the Common Stock.

           On January 17, 1990, pursuant to the Company's Employee Stock Ownership Plan (the "ESOP"), the Company sold to the ESOP 165,872 shares of a new issue of Series C Cumulative Convertible Preferred Stock
(the "Series C Stock") for $100 million, or $602.875 per share.
The shares of Series C Stock pay an annual dividend of 8% and will be allocated to eligible employees over a ten-year period, which began in September 1990. Each share of Series C Stock is entitled to vote as if it were converted to Common Stock and is convertible into 20 shares of Common Stock at a conversion price of $30.14375 per share. Each share of Series C Stock is currently entitled to five of the Rights referred to below.
No dividends may be paid on the Series A Stock referred to below and the Common Stock unless full cumulative dividends on the Series C Stock have been paid, and in the event of the liquidation, dissolution or winding up of the Company, no distribution may be made on the Series
A Stock or the Common Stock before a liquidating distribution equal to $602.875 plus accumulated and unpaid dividends is made on each outstanding share of Series C Stock.


Certain Provisions of the Certificate of Incorporation,
Bylaws and Delaware Law

     Under Article 9 of the Certificate ofIncorporation of the Company and the related provisions of Article XIII of the bylaws of the Company, the Board of Directors of the Company is classified into three classes as nearly equal in number as possible, with one class being elected each year for a three-year term. A director may only be removed for cause and only by the majority vote of the outstanding shares entitled to vote.
The affirmative vote of at least 75% of the votes of the shares entitled to vote is required to amend or repeal
Article 9 of the Certificate of Incorporation or Article
XIII of the bylaws or to adopt any provision inconsistent therewith.

           The bylaws provide that special meetings of stockholders may be called only by the Chief Executive
Officer or the Board of Directors of the Company. The bylaws also provide that in general stockholder proposals intended to be presented at a meeting of stockholders, including proposals for the nomination of directors, must be received by the Company 60 days in advance of the meeting.

           The Company's bylaws contain provisions
requiring the Company to indemnify any director, officer,employee or agent to the full extent permitted under Delaware law. The Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages arising out of the director's breach of that person's fiduciary duty as a director, except to the extent that Delaware law does not permit exemption from such liability.

           The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Company, except as provided in the Certificate of Incorporation and subject to the power of the stockholders to adopt, amend or repeal the bylaws.

           The Company is subject to the provisions of
Section 203 of the General Corporation Law of Delaware.
In general, this statute prohibits a publicly-held
Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner.
An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years did own)
15% or more of the corporation's voting stock.

Rights Agreement

      The Company has outstanding preferred stock purchase rights (the "Rights"). Upon the occurrence of certain events, each Right may be exercised to purchase one two-hundredth of a share of Series A junior participating preferred stock (the "Series A Stock") for $160. The Rights were issued pursuant to a Rights
Agreement dated as of November 26, 1986, and amended and restated as of January 17, 1990, between the Company and The First National Bank of Boston (the "Rights Agreement").

          The Rights only become exercisable, or
separately transferable, ten days after a person acquires
20% or more, or ten business days after a tender offer commenced which could result in ownership by a person of more than 30%, of the outstanding shares of Common Stock. If any person acquires 30% or more of the outstanding shares of Common Stock (except in an offer for all Common
Stock which has been approved by the Board of Directors), or in the event of certain mergers of other transactions involving a 20% or more stockholder, each Right not owned by that person or related parties will enable its holder to purchase, at the Right's exercise price, Common Stock (or a combination of Common Stock and other assets) valued at $320. In the event of certain merger or asset sale transactions with another party, similar terms would apply to the purchase of that party's common stock.

           The Rights, which have no voting power, expire on December 9, 1996. Upon approval by the Board of Directors, the Rights may be redeemed for $.01 each under certain conditions which may change after any person becomes a 20% stockholder.

           A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Form 8 dated January 18, 1990. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.


                DESCRIPTION OF ESOP PLAN

     The ESOP was adopted on January 17, 1990, as part of the Company's modified U.S. retiree medical benefit program. All regular U.S.
employees with at least one year of service, except those covered by collective bargaining agreements that do not provide for participation in the Plan, participate in the Plan.

     The ESOP trust borrowed $100,000,000 to purchase 165,872 shares of the Company's Series C ESOP Convertible Preferred Stock. The ESOP trust is obligated to repay the loan in periodic installments over a ten-year period, with interest on the unpaid balance currently at 8.03% per year. The Company guaranteed these payments. The ESOP trust makes the loan payments with the 8% per annum quarterly dividends on the preferred stock held by the ESOP trust, investment earnings, and additional contributions made by the Company in an amount adequate to cover any deficit.

   As the loan is repaid, a corresponding number of shares of Series C Stock held in the trust is allocated to participant accounts. To the extent that loan repayments are made with dividends paid on shares standing in participant accounts, those dividends are replaced with Series C Stock. Except for such dividends attributable to shares previously allocated to participant accounts and subject to IRS limitations on contributions to tax-qualified plans, allocations are made quarterly on an equal basis to the account of each participant who is employed on the last business day of the calendar quarter for which the allocations is made. As of June 30, 1994, participants who have been active participants since September 30, 1990, the date of the initial quarterly allocation, had approximately 14.5 shares of Series
C Stock credited to their individual accounts.

     In general, participant accounts vest after five years of service after 1989 or upon retirement, permanent disability, death, permanent layoff or a change in control of the Company. For employees retiring after January 1, 1992 who elect to participate in the Company's Retiree Medical Program, their account balances will be used toward the payment of retiree medical premiums. In all other cases, distributions will be made when the employment of a participant ceases unless the participant elects to defer receipt of payment to a date no later than April 1 of the year after the participant reaches age 70 1/2.

     On distribution, the participant may elect to receive the fair market value of the Series C Stock in the participant's account in Common Stock or in cash payable in a lump sum or in installments. Each share of Series C Stock was purchased by the ESOP trust for $602.875 and is convertible into 20 shares of common stock at $30.14375 per share. No Series C
Stock will be distributed to any participant.  Instead, the Series C
Stock will either by converted into shares of Common Stock or repurchased by the Company for its original price, whichever will yield greater value to the participant.

     Participants may instruct the Trustee, in confidence, with respect to the voting of Series C Stock and whether or not to accept an offer for these shares.

   The Series C Stock is also redeemable upon the occurrence of certain change in control or other events, at the option of the Company or the holder, depending on the event, at varying prices not less than the purchase price plus accrued dividends.

   As required by the Internal Revenue Code and regulations thereunder, the plan's assets must be invested primarily in employer securities. Currently, the plan holds only the Series C Stock. The plan permits the trustee to hold additional employer securities and the Company to make additional contributions to the plan in the form of employer securities or cash to be invested by the Trustee in employer securities. At the present time the Company does not intend to make additional contributions to the plan other than cash amounts necessary to enable the plan to repay the loan described above.

     The only sales of securities presently contemplated are those necesary to make periodic distributions to pay for retiree medical premiums and other distributions of vested account balances. Each year for the next five years these distributions are estimated to represent less than between 1/100th and 5/100th of 1% of the outstanding common stock of the Company.

     State Street Bank and Trust Company is the Plan's trustee, recordkeeper and investment manager. In accordance with procedures mutually agreed upon between the Company and the plan trustee, the trustee processes monthly distribution requests for terminating participants with vested account balances who do not qualify for or elect retiree health coverage on a monthly basis. The accounts of participants requesting cash distributions are liquidated by the Trustee once a month. In accordance with procedures mutually agreed upon between the Trustee and the Company, distributions in Common Stock will be made for participants who have elected retiree health coverage on an annual basis.

                   PLAN OF DISTRIBUTION

           The trustee of the Company's ESOP will from time to time arrange for sales of Common Stock of the Company on behalf of electing ESOP participants.

           At the time the Company established the ESOP, the Company adopted a new policy regarding payment of retiree health care benefits. To the extent any employee who had been employed before July 1, 1990 chooses to participate in the Company's retiree health program, he or she would have to agree to apply all amounts held in his or her ESOP to pay the Company's share of the employee's health insurance premiums, and would direct that the payment of proceeds of periodic distributions from the ESOP be made directly to the Company for the same purpose. After the employee's ESOP account is depleted, the Company would assume payment of the Company's share of the employee's premiums from is own assets. Employees hired on or after that date would be responsible for the full amount of the premiums for which their ESOP accounts will provide a source of funds and, after their ESOP account is depleted, the employees must arrange for payment from other sources.

     Participation in the retiree health program is completely voluntary. Non-participants are entitled to receive distributions from the ESOP at retirement or other termination of employment. However, if an employee wants to participate in the retiree health program, the amounts in the employee's ESOP account must be used solely for that purpose. The retiree may at any time discontinue participation in the program and elect to receive amounts remaining in his or her ESOP account in cash or shares of Common Stock.

           The trustee of the Company's ESOP will from time to time convert the Company's Series C Stock into
Common Stock on behalf of ESOP participants. Thereafter, the Company or the trustee will arrange for the sales of the Common Stock on behalf of electing participants.

           Common Stock being offered hereby may be sold from time to time in transactions (which may involve crosses and block transactions) on the NYSE, or other
United States exchanges where the Common Stock of the Company is listed, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated prices. Some or all of the Common
Stock may be sold in transactions involving broker-dealers, who may act solely as agent and/or may acquire
Common Stock as principal. Broker-dealers participating in such transactions as agent may receive commissions from the seller (and, if they act as agent for the purchaser of such Common Stock, from the purchaser), such commissions to be computed in appropriate cases inaccordance with the applicable rules of the NYSE, which commissions may be at negotiated rates where permissible under such rules. Participating broker-dealers may agree to sell a specified amount of Common Stock at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as an agent for the seller, to purchase as principal any unsold Common
Stock at the price required to fulfill the broker-dealer's commitment.

           The Company will have no involvement in the sales other than arranging for the sales to be made.

                      LEGAL MATTERS

           The validity of the issuance of the Common
Stock offered hereby will be passed upon for the Company by Joseph E. Mullaney, Esquire, Vice Chairman of the
Company.  As of September 23, 1994, Mr. Mullaney held
47,736 shares of Common Stock, options to purchase
128,000 shares of Common Stock and, indirectly through his interest in the ESOP, 10.1 shares of Series C Stock.

                         EXPERTS

           The consolidated financial statements of the Company and schedules as of December 31, 1993 and 1992, and for each of the years in the three-year period ended
December 31, 1993, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Parker Pen Holdings Limited as of February 28, 1993, and for the year ended February 28, 1993, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of Coopers & Lybrand, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



                         PART II

          INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.*

       SEC Registration Fee              $78,932.19
       Printing and engraving expenses       100
       Accounting fees and expenses        3,000
       Legal fees and expenses             5,000
       Miscellaneous                       1,000
                                          ________
         Total                           $88,032.19


* All amounts except the SEC Registration Fee are estimated.

Item 15.  Indemnification of Directors and Officers.

    Delaware law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that that person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefits plans) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with that action, suit or proceeding, to the extent that that person (i) acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation (including with respect to any employee benefit plan actions in good faith and in a manner reasonably believed to be in the interests of the beneficiaries of that employee benefit plan), and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful.

    Delaware law also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above (that is, a derivative action or suit) against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection with the defense or settlement of such an action or suit if that person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which that person has been adjudged to be liable to the corporation unless and to the extent that the Court of Chancery or the court in which the action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    Delaware law further provides that (i) to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action suit or proceeding referred to above or in the defense of any claim, issue or matter in any such action, suit or proceeding, that person shall be indemnified against expenses
(including attorney's fees) actually and reasonably incurred by that person in connection with that claim, issue or matter,
(ii) indemnification provided for by Delaware law shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and (iii) a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of a corporation against any liability asserted against that person or incurred by that person in any such capacity or arising out of that person's status as such whether or not the corporation would have the power to indemnify against such liabilities under Delaware law.

    Delaware law also provides that determinations with respect to indemnification shall be made (i) by the board of directors of a corporation by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (ii) by independent legal counsel in a written opinion in cases where a quorum is not obtainable, or, even if obtainable when a quorum of disinterested directors so directs, or (iii) by the stockholders of the corporation.

    The Company's bylaws allow advances of litigation expenses without further action by the board of directors.

    The Company's bylaws contain provisions requiring the Company to indemnify any director, officer, employee or agent to the full extent permitted under Delaware law and authorizing the Company to obtain insurance on behalf of any such director, officer, employee or agent against liabilities, whether or not the Company would have the power to indemnify under Delaware law and the Company's bylaws.

    The Company's bylaws also specify that any right to indemnification or advancement of expenses under them continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of that person's heirs, executors and administrators.

    The Company has obtained Directors' and Officers'
Liability Insurance and Company Reimbursement Liability
Insurance which include insurance against certain civil liabilities, including certain liabilities under the federal securities laws. The Company also has Pension and Welfare Fund Fiduciary Responsibility Insurance policies which insure directors, officers and employees of the Company against liabilities while acting within the scope of their fiduciary duties on behalf of the Company's Retirement Plan, Employees' Savings Plan and other insured employee benefit plans.

    Article 10.A of the Company's Certificate of
Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages arising out of the director's breach of that person's fiduciary duty as a director, except to the extent that Delaware law does not permit exemption from such liability. Article 10.A does not eliminate the fiduciary duty of directors or affect their liability to anyone other than the Company or its stockholders; instead, Article 10.A is designed only to limit or eliminate the personal liability of directors for monetary damages to the Company or the stockholders to the maximum extent permitted by Delaware law as it now exists or may be amended in the future.

    Current Delaware law contains express limitations on the ability to limit or eliminate liability to a corporation or its stockholders. Under these limitations, which Article 10.A incorporates by reference, a director remains potentially liable for monetary damages to the corporation or the stockholders for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an improper payment of a devidend or an improper repurchase of the corporation's stock, as provided in Section 174 of the Delaware General Corporation Law, or
(iv) any transaction from which a director derives an improper personal benefit.

Item 16.  Exhibits.

Exhibit No.            Description

4.1               -  Composite Certificate of Incorporation of The
                     Gillette Company, as amended, filed as Exhibit
                     3(a) to The Gillette Company Annual Report on
                     Form 10-K for the year ended December 31, 1989,
                     Commission File No. I-922 (incorporated by reference
                     herein).
4.2               -  The Bylaws of The Gillette Company, as amended April
                     15, 1993, filed as Exhibit 3(b) to The Gillette
                     Company Quarterly Report on Form 10-Q for the quarter
                     ended March 31, 1993, Commission File No. I-922
                     (incorporated by reference herein).
4.3               -  Rights Agreement dated as of November 26, 1986, and
                     amended and restated as of January 17, 1990, between
                     The Gillette Company and The First National Bank of
                     Boston, filed as Exhibit 1 to The Gillette Company
                     Form 8, dated January 18, 1990, Commission File
                     No. I-922 (incorporated by reference herein).
4.4               -  Specimen of form of Common Stock Certificate
                     representing ownership of The Gillette Company Common
                     Stock $1.00 par value as adopted by the Board of
                     Directors of the Company on December 15, 1977, filed as
                     Exhibit 4(a) to The Gillette Company Annual
                     Report on Form 10K for the year ended December 31,
                     1986, Commission filed No. I-922 (incorporated by
                     reference herein).
5                 -  Opinion of Joseph E. Mullaney, Esquire (previously
                     filed).
23.1              -  Consent of KPMG Peat Marwick (filed herewith).
23.2              -  Consent of Coopers & Lybrand (filed herewith).
23.3              -  Consent of Joseph E. Mullaney, Esquire is
                     contained in Exhibit 5.
24.1              -  Power(s) of Attorney (previously filed).
99                -  The Gillette Company Employee Stock Ownership Plan
                     (previously filed).

Item 17.  Undertakings.


     The undersigned registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made of the securities registered hereby a post-effective amendment to this registration statement:


              (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii)  To include any material information
          with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities
     Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)  That, for purposes of determining any
     liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule
     424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (3) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5)  That, for purposes of determining any
     liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities
     Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 28th day of October, 1994.

                              THE GILLETTE COMPANY

                              By: __________*_____________
                                  Alfred M. Zeien
                                  Chairman of the Board of Directors
                                  and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 23rd day of September, 1994 by the following persons in the capacities indicated.

Principal Executive Officer:

            ALFRED M. ZEIEN*
            Chairman of the Board
            of Directors, Chief
            Executive Officer
            and Director

Principal Financial Officer:

            THOMAS F. SKELLY*
            Senior Vice President
            and Chief Financial Officer

Principal Accounting Officer:

            ANTHONY S. LUCAS*
            Vice President and Controller

Directors:

            JOSEPH E. MULLANEY*
            Vice Chairman of the Board
            and Director

            WARREN E. BUFFETT*
            WILBUR H. GANTZ*
            MICHAEL B. GIFFORD*
            CAROL R. GOLDBERG*
            HERBERT H. JACOBI*
            RICHARD R. PIVIROTTO*
            JUAN M. STETA*               *By:   /s/ Thomas F. Skelly
            ALEXANDER B.TROWBRIDGE*          Thomas F. Skelly, as
            JOSEPH F. TURLEY*                attorney-in-fact



                      Exhibit Index

Exhibit No.       Description


4.1           -   Composite Certificate of Incorporation of The
                  Gillette Company, as amended, filed as Exhibit
                  3(a) to The Gillette Company Annual Report on
                  Form 10-K for the year ended December 31, 1989,
                  Commission File No. I-922 (incorporated by
                  reference herein).
4.2           -   The Bylaws of The Gillette Company, as amended April
                  15, 1993, filed as Exhibit 3(b) to The Gillette
                  Company Quarterly Report on Form 10-Q for the quarter
                  ended March 31, 1993, Commission File No. I-922
                  (incorporated by reference herein).
4.3           -   Rights Agreement dated as of November 26, 1986, and
                  amended and restated as of January 17, 1990, between
                  The Gillette Company and The First National Bank of
                  Boston, filed as Exhibit 1 to The Gillette Company
                  Form 8, dated January 18, 1990, Commission File
                  No. I-922 (incorporated by reference herein).
4.4           -   Specimen of form of Common Stock Certificate
                  representing ownership of The Gillette Company Common
                  Stock $1.00 par value as adopted by the Board of
                  Directors of the Company on December 15, 1977, filed as
                  Exhibit 4(a) to The Gillette Company Annual
                  Report on Form 10K for the year ended December 31,
                  1986, Commission file No. I-922 (incorporated
                  by reference herein).
5             -   Opinion of Joseph E. Mullaney, Esquire (previously filed).
23.1          -   Consent of KPMG PeatMarwick (filed herewith).
23.2          -   Consent of Coopers & Lybrand (filed herewith).
23.3          -   Consent of Joseph E. Mullaney, Esquire is
                  contained in Exhibit 5.
24.1          -   Power(s) of Attorney (previously filed).
99            -   The Gillette Company Employee Stock Ownership Plan
                  (previously filed).